Exhibit 10.1

PRESS RELEASE

AMERICAN LITHIUM MINERALS APPOINTS TOP LITHIUM INDUSTRY EXECUTIVE, MS. JUDY BAKER AS PRESIDENT AND CEO

HENDERSON, NV - American Lithium Minerals Inc. (OTC.BB:AMLM - News) (the "Company")  is pleased to announce that its Board of Directors today appointed Ms. Judy Baker, as President and Chief Executive Officer of the Company, effective immediately. As part of the appointment, Ms. Baker will also be joining the Board of Directors.

Ms. Baker will replace Mr. Matthew Markin as President. Mr. Markin who will continue as the Chairman of the Board of Directors commented, “We are extremely pleased that Ms. Baker has chosen American Lithium Minerals,  her successful track record and years of know-how will definitely accelerate our  developmental time lines”, Mr. Markin continued,. “Judy’s experience in building and positioning mining/mineral exploration companies and her knowledge of the world wide lithium industry will be an enormous benefit to executing our initiative to become a major participant in the lithium and rare earth minerals industry.”

Ms. Baker has a long and successful track record in the mining/mineral exploration business and associated equity markets. Most recently Ms. Baker was the President, CEO and a director of Canada Lithium Corp., Ms. Baker was instrumental in restructuring the company and strategically positioning it into the forefront of the international lithium business. During her 20-month tenure the company’s market cap grew from $5 million to over $30 million, an over 600% increase.  Ms. Baker Stated “I am very pleased to join the incredible team here at American Lithium Minerals, I feel very confident that we have the opportunity to make American Lithium Minerals a significant influence in this space.”

Ms. Baker holds an Honours B.Sc. Geological Engineering in Mineral Resources Exploration and a M.B.A., and has seventeen years of experience in the mining and mineral exploration sector including equity analysis, fund management; and exploration and mining company activity.

About American Lithium Minerals

American Lithium Minerals Inc. is an early stage lithium exploration company engaged in evaluating, developing and acquiring lithium projects, with a focus on the USA.

Forward-Looking Statements

This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, the entry into of a definitive option agreement with GeoXplor in regards to the claims situated on the Montezuma Peak in Esmeralda County, Nevada, of our ability to make any required payments in regards to the claims and option agreement as they become due.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration and difficulties associated with obtaining financing on acceptable terms. We are not in control of lithium prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

For Additional Information, Contact:

Stephen Cook
Vice President/Investor Relations
Tel: 877-717-2656

E-mail: info@americanlithium.com

Web: www.americanlithium.com